Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-212363) pertaining to the 2012 Equity Incentive Plan, 2016 Stock Incentive Plan, and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc.,
2.	Registration Statement (Form S-8 No. 333-216821) pertaining to the 2016 Stock Incentive Plan and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc.,
3.	Registration Statement (Form S-3 No. 333-222634) of Syros Pharmaceuticals, Inc.,
4.	Registration Statement (Form S-3 No. 333-219369) of Syros Pharmaceuticals, Inc., and
5.	Registration Statement (Form S-1 No. 333-218012) of Syros Pharmaceuticals, Inc.;

of our report dated March 12, 2018, with respect to the consolidated financial statements of Syros Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 12, 2018